GALLERIA
ATLANTA

OFFICE LEASE AGREEMENT
THE ULTIMATE SOFTWARE GROUP, INC.,
a Delaware corporation

TABLE OF CONTENTS

PARAGRAPH	1	TERM AND POSSESSION	2
	2	MONTHLY RENTAL	3
	3	SECURITY DEPOSIT	10
	4	OCCUPANCY AND USE	11
	5	COMPLIANCE WITH LAWS	11
	6	ALTERATIONS	12
	7	REPAIR	12
	8	LIENS	12
	9	ASSIGNMENT AND SUBLETTING	13
	10	INSURANCE AND INDEMNIFICATION	14
	11	WAIVER OF SUBROGATION	15
	12	SERVICE AND UTILITIES	16
	13	ESTOPPEL CERTIFICATE	18
	14	HOLDING OVER	18
	15	SUBORDINATION	18
	16	RE-ENTRY BY LANDLORD	19
	17	INSOLVENCY OR BANKRUPTCY	19
	18	DEFAULT AND REMEDIES	20
	19	DAMAGE BY FIRE	23
	20	CONDEMNATION	24
	21	SALE BY LANDLORD	24
	22	RIGHT OF LANDLORD TO PERFORM	25
	23	SURRENDER OF PREMISES	25
	24	WAIVER	25
	25	NOTICES	26
	26	CERTAIN RIGHTS RESERVED TO LANDLORD	27
	27	ABANDONMENT	28
	28	SUCCESSORS AND ASSIGNS	28
	29	ATTORNEY’S FEES	28
	30	CORPORATE AUTHORITY	28
	31	MORTGAGE APPROVALS	28
	32	MISCELLANEOUS	29
	33	LANDLORD’S LIEN	29
	34	QUIET ENJOYMENT	30
	35	LANDLORD’S LIABILITY	30
	36	RIGHT TO RELOCATE	30
	37	NO ESTATE	30
	38	LEASE EFFECTIVE DATE	30
	39	RULES AND REGULATIONS	30
	40	SPECIAL STIPULATIONS	31
	41	GUARANTY	31
	42	CONDITION	31
	43	BROKERAGE COMMISSIONS	31
	44	EXCULPATION	31

EXHIBIT	A	RULES AND REGULATIONS	34
	B	WORK LETTER AGREEMENT	38
	C	ESTOPPEL CERTIFICATE	40
	D	FLOOR PLAN OF DEMISED PREMISES	42
	E	SPECIAL STIPULATIONS	44
	F	GUARANTY	48
	G	INSURANCE	49

GALLERIA
A T L A N T A

OFFICE LEASE AGREEMENT

THIS LEASE is made as of the                           day of ___________, 2010 between Galleria 400, LLC, a Georgia limited liability company (hereinafter called "Landlord") and The Ultimate Software Group, Inc., a Delaware corporation (hereinafter called "Tenant").

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called "Premises") shown on Exhibit "D" attached hereto (outlined in red) and made a part thereof, being located in Atlanta Galleria Office Tower No. 400, a multistory office building comprised of approximately 432,402 rentable square feet  (the "Building") constructed on a parcel of land (the "Property") bounded by I-285 on the North, I-75 on the East, U.S. 41 on the West and Akers Mill Road on the South.  Tenant’s Federal Tax Identification Number is 65-0694077.

Premises:	Atlanta Galleria-Office Tower No. 400
400 Galleria Parkway
Atlanta, Cobb County, Georgia
Square Feet: 49,172 in total (24,586 on each of 7th and 8th floors)
Suite Numbers: 700 and 800
Floor(s): 7th and 8th Floors

1.	Term and	1.	(a)	The term of the Lease shall be for one hundred (100) months or until
Possession.
sooner terminated as herein provided) (the "Lease Term"), commencing  as of  the "Commencement Date" (as hereinafter defined), except that if the Commencement Date is other than the first day of a calendar month, the Lease Term hereof shall be extended for the remainder of that calendar month.

(b)
The Commencement Date shall be the earlier of (i) the date Tenant takes possession of and occupies that portion of the Premises consisting of approximately 24,586 rentable square feet of space located on the 7th floor of the Building and related server room on the 8th floor of the Building (collectively, the "7th Floor Space") or (ii) the date upon which the 7th Floor Space is substantially completed by Landlord.  For purposes of this Lease, the "substantial completion" of any portion of the Premises shall occur only when each of the following is satisfied: (i)  substantial completion of such portion of the Premises in accordance with the plans and specifications as described in the Work Letter Agreement attached hereto as Exhibit “B” and made a part hereof (“Plans and Specifications”), so as to allow Tenant to occupy Premises for Tenant’s intended use thereof;  and  (ii) the issuance of the Certificate of Occupancy for such portion of the Premises.   In the event that  Landlord shall be delayed in the substantial completion of a portion of the Premises based upon the occurrence of any one or more of the following (each, a "Tenant Delay"): (1) Tenant's failure to timely agree to the Plans and Specifications, or cost estimates for any of Tenant’s work which is deemed not to be included in the “turn key” build out by Landlord pursuant to the Work Letter Agreement; (2) Tenant's request for materials, finishes or installations other than as set forth in the Plans and Specifications which causes a delay in the completion of Landlord’s work as described in the Work Letter Agreement; (3) Tenant's changes in the Plans and Specifications which require additional time for installation or construction thereof that delay substantial completion of the Premises; or (4) the performance or completion by a party employed by Tenant which delays substantial completion of the Premises pursuant to the Plans and Specifications, then substantial completion and the Commencement Date shall be accelerated by the number of days of such delay.  Notwithstanding any language contained herein to the contrary,  Landlord’s construction manager and contractor will work with Tenant to provide a mutually acceptable completion schedule for Tenant’s furniture, fixture and equipment installation and shall allow Tenant’s agents to install  the cabling  and audio visual wiring pursuant to the Work Letter Agreement prior to the issuance of a Certificate of Occupancy without the same being deemed a delay by Tenant unless such work substantially interferes with the work of Landlord as required under the Work Letter Agreement.  Notwithstanding any provisions in this Lease to the contrary, Landlord and Tenant acknowledge and agree that (a) the completion of Landlord's work in the Premises pursuant to the Work Letter Agreement shall be completed in stages, (b) the substantial completion of the 7th Floor Space is anticipated to occur by February 18, 2011 (the "7th Floor Anticipated Completion Date"), and the substantial completion of the space on the 8th floor of the Building (the "8th Floor Space") is anticipated to occur by March 4, 2011 (the 8th Floor Anticipated Completion Date"), (c) if the 7th Floor Space is substantially completed prior to the 7th Floor Anticipated Completion Date and/or the 8th Floor Space is substantially completed prior to the 8th Floor Anticipated Completion Date, then Tenant may take occupancy of the 7th Floor Space and/or the 8th Floor Space, as applicable, when it is substantially completed, the rent schedule set forth in Paragraph 2(a) of this Lease shall not be adjusted, and Tenant shall comply with all other provisions of this Lease with respect to the 7th Floor Space and/or the 8th Floor Space, as applicable, that Tenant has taken occupancy of, and (d) if the 7th Floor Space is not substantially completed prior to the 7th Floor Anticipated Completion Date and/or the 8th Floor Space is not substantially completed prior to the 8th Floor Anticipated Completion Date (other than as a result of a Tenant Delay), then (i) Tenant shall not be required to pay rent for the 7th Floor Space or the 8th Floor Space, as applicable, until it is substantially completed, and (ii) the Lease Term shall not be extended as a result thereof.  The rent due under this Lease for any partial calendar month shall be appropriately prorated for such month.

(c)         Landlord agrees to use its best efforts to perform all work to be performed by Landlord in the Premises as provided in the Work Letter Agreement with diligence, subject to events and delays due to causes beyond its reasonable control.

             (d)         This Paragraph is intentionally deleted.

(e)         The taking of possession by Tenant of each floor of the Premises as such floor is delivered by Landlord as substantially completed shall be deemed conclusively to establish that such portion of the Premises have been completed in accordance with the Plans and Specifications and are in good and satisfactory condition as of when possession was so taken, except that all warranties of Landlord’s contractor shall run to Tenant with regard to the work provided pursuant to the Plans and Specifications.

(f)         Notwithstanding the foregoing provisions to the contrary, if the 7th Floor Space is not substantially completed prior to the date (the "7th Floor Delay Date") that is sixty (60) days after the 7th Floor Anticipated Completion Date and/or the 8th Floor Space is not substantially completed prior to the date (the "8th Floor Delay Date") that is ninety (90) days after the 8th Floor Anticipated Completion Date as a result of any Landlord Delay (as hereinafter defined), then, in either or both such events, Tenant shall be entitled to a credit against rent due under this Lease in the amount of $1,604.00 per day, per applicable floor, for each day after the 7th Floor Delay Date that the substantial completion of the 7th Floor Space does not occur or for each day after the 8th Floor Delay Date that substantial completion of the 8th Floor Space does not occur.  In no event shall such credit exceed $1,604.00 per day, per applicable floor.  The credit provided for in this Paragraph shall apply in addition to Tenant not being required to pay rent for the 7th Floor Space and/or the 8th Floor Space, as applicable, until it is substantially completed, as provided in Paragraph 1(b) of this Lease,  For purposes of this Lease, “Landlord Delay” shall mean any of the following:  (i) Landlord’s failure to perform its obligations under Paragraph 1 of this Lease, the Work Letter Agreement, or any other provisions hereof relating to Landlord’s duty to construct the initial improvements to the Premises; or (ii) Landlord’s failure to take any other action required to be taken by Landlord under any other provision of this Lease or the Work Letter Agreement within the period specified therefor; provided, however, that any such failure is not a result of Tenant Delay or an event of default by Tenant under this Lease.  Notwithstanding anything contained herein to the contrary, Tenant shall have the right, in Tenant’s sole discretion, to cancel and terminate this Lease, without any penalty or cost reimbursement to Landlord, in the event the entirety of the leased Premises (ie: both the 7th Floor Space and the 8th Floor Space) are not substantially completed and delivered to Tenant by October 1, 2011.

2.	Monthly
Rental.	2.	(a)
Tenant shall pay to Landlord throughout the term of this Lease monthly rental in accordance with the following schedule, payable in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, without deduction or offset whatsoever, to Landlord or to such other firm as Landlord may from time to time designate in writing:

Lease Period	Monthly Base Rent
2/01/11-3/31/11	$31,333.33
4/01/11-7/31/11	$100,080.67
8/01/11- 8/31/11	$69,653.24
9/01/11-12/31/11	$52,838.99
1/01/12-1/31/12	$100,986.57
2/01/12-3/31/12	$102,072.45
4/01/12-7/31/12	$102,724.54
8/01/12-12/31/12	$103,657.63
1/01/13-3/31/13	$54,424.16
4/01/13-5/31/13	$72,675.64
6/01/13-7/31/13	$105,435.65
8/01/13-12/31/13	$50,339.83
1/01/14-1/31/14	$100,679.67
2/01/14-1/31/15	$102,933.39
2/01/15-1/31/16	$105,269.06
2/01/16-1/31/17	$107,645.70
2/01/17-1/31/18	$110,063.33
2/01/18-1/31/19	$112,521.93
2/01/19-5/31/19	$115,062.48

Landlord and Tenant acknowledge that the portion of the Monthly Base Rent set forth above that is attributable to the 8th Floor Space is (i) $51,933.09 for each of the months of April, 2011 through July, 2011 and (ii) $52,838.99 for each of the months of August, 2011 through March, 2012.

Provided that Tenant notifies Landlord in writing no later than December 1st of the immediately preceding calendar year, Tenant may elect to pay the monthly base rent for any given lease year (the period from February 1 of a year through January 31 of the following year) during the period prior to February 1, 2014, in equal, averaged monthly installments, which monthly installments shall be calculated by adding all monthly installments due during such lease year and dividing such sum by twelve, and which are set forth as follows:

Lease Year	Average Monthly Base Rent
2/01/11-1/31/12	$70,415.43
2/01/12-1/31/13	$98,979.62
2/01/13- 1/31/14	$68,120.82

Until notified otherwise, Tenant shall submit all payments using one of the following methods:

Preferred Method
Automated Clearing House (ACH)

Bank Name:	Fifth Third Bank
Account 71908876
Routing & Transit: 042 000 314
Account: Galleria 400, LLC
Reference: The Ultimate Software Group, Inc.

Tenant must notify Landlord of ACH wire using one of the following methods:
Fax: Childress Klein Properties, Attn: Vicki Smith, (770) 859-1299 or
E-mail: Vicki.Smith@childressklein.com
ACH Wiring instructions are subject to change upon notification from Landlord.

Alternate Method
Issue a check

Galleria 400, LLC
P.O. Box 633208
Cincinnati, OH 45263-3208

Please note Wire Transfers are not an approved form of payment; however ACH as described above is an approved form of payment.  Said rental is subject to adjustments as provided herein below.  If this Lease commences on a day other than the first day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated.

Landlord shall have no obligation to provide invoices to Tenant for the monthly rental payments due under this Lease, and each such monthly rental payment shall be paid by Tenant when due as set forth herein whether or not Tenant receives an invoice for such payment.

(b)         Tenant recognizes that late payment of any rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid by the fifth (5th) day from and including the date said amount is due and payable in excess of two (2) times within any twelve (12) month period, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment.  The amount of the late charge to be paid to Landlord by Tenant for any month shall be computed on the aggregate amount of delinquent rents and other payments, including all accrued late charges then outstanding, and shall be deemed to be rental for all purposes hereunder.  Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense.  The provisions of this paragraph in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord's remedies pursuant to Paragraph 18 of this Lease in the event said rent or other payment is unpaid after the date due.

(c)         The monthly rental payable hereunder shall be subject to adjustment during the term of this Lease in the following manner:

(i)           Tenant shall pay to Landlord as additional rent Tenant's proportionate share of the amount by which the Direct Operating Expenses (as hereinafter defined) incurred by Landlord in the operation of the Building during each calendar year of the Lease Term exceeds the Direct Operating Expenses for the Base Year (as hereinafter defined).  For purposes hereof, the "Base Year" with respect to all portions of the Premises located on the 7th floor of the Building shall be the calendar year 2011, and the "Base Year" with respect to all portions of the Premises located on the 8th floor of the Building shall be the calendar year 2013 (subject to the provisions of Paragraph 2(f) below).  Tenant's Proportionate Share of Direct Operating Expenses (as hereinafter defined) shall be prorated on a daily basis using a 365-day calendar year, as necessary for any year during which this Lease is in effect for less than the full twelve month calendar year.  Direct Operating Expenses shall be calculated on an accrual basis.  For the purpose of estimating the Direct Operating Expenses during each subsequent year after the Base Year, Landlord shall reasonably estimate such expenses (assuming ninety-five percent (95%) occupancy of the Building if the actual occupancy is less than ninety-five percent) based on the actual Direct Operating Expenses for the preceding year, any then-known cost changes or additional expenses which can be reasonably anticipated to occur within the year for which such expenses are estimated, Landlord's experience with similar office buildings, the costs of contracts already entered, quotes obtained, representations of providers of the services and equipment, consultation with specialists such as insurers, and other factors a prudent landlord would use to make a fair and accurate estimate of operating costs.  Notwithstanding anything contained in this Lease to the contrary, for purposes of determining Direct Operating Expenses for the Base Year and each calendar year subsequent to the Base Year, in the event actual occupancy of the Building is less than ninety-five percent (95%) during any calendar year, the actual Direct Operating Expenses for such calendar year shall be increased to the amount which Landlord reasonably estimates would have been incurred for such calendar year had the occupancy of the Building been ninety-five percent (95%) throughout such year, and the amount so estimated shall be deemed to be the Direct Operating Expenses for such calendar year.

(ii)           "Tenant's Proportionate Share of Direct Operating Expenses" shall mean, for each calendar year (or portion thereof) and for each applicable portion of the Premises, the product of (i) the Operating Expense Amount (defined below) multiplied by (ii) a fraction, the numerator of which is the number of square feet contained in such applicable portion of the Premises and the denominator of which is the number of rentable square feet contained in the Building (432,402).  As used herein, the "Operating Expense Amount" shall mean, for each calendar year (or portion thereof), the amount by which the Direct Operating Expenses (defined below) exceeds the Base Year's Direct Operating Expenses.

(iii)           For purposes of this Lease, the term "Direct Operating Expenses" shall consist of all "operating costs" (as hereinafter defined) for the Building, and the Building’s share of all operating costs for any parking area and common area serving the Building, and the Property (the Building, such parking area, common area and the Property being hereinafter referred to collectively as the "Project").  For purposes of this Lease, the term "operating costs" shall mean all reasonable expenses, costs and disbursements computed on the accrual basis, relating to or incurred or paid in connection with the operation, maintenance and repair of the Project, including, but not limited to the following:

a.           Building personnel costs, including, but not limited to, salaries, wages, fringe benefits, social security taxes and other direct and indirect costs of Senior Property Manager, Engineering Manager, Building Managers, Accounting Manager, Construction Manager, Promotions Manager, Security Manager, and each department’s supporting personnel and administrative assistants, engineers, construction department, superintendents, watchmen, porters and any other personnel engaged in the operation and maintenance of the Project and associated overhead.

b.           The cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Project.

c.           The cost of water, sewer, gas, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Landlord for the Project and the costs of maintaining the systems supplying the same, including, but not limited to, any utility and service costs incurred by Landlord.

d.           The cost of all agreements for maintenance and service of the Project and the equipment therein, including, but not limited to, agreements relating to security service, window cleaning, elevator maintenance, chiller maintenance, Building management, janitorial service, pest control and landscaping maintenance.

e.           The cost of maintaining sprinkler systems, fire extinguishers and fire hoses, emergency systems and equipment that may be now or hereafter required by the Americans With Disabilities Act, and the cost of all security services and protective services or devices rendered to or in connection with the Project or any part thereof; any costs incurred in order to comply with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated; and the costs incurred in order to comply with requirements of any insurer or mortgagee, where such requirements concern safety or structural features of the Building and are commercially reasonable in light of requirements generally imposed in the insurance or real estate lending industries with respect to similar buildings.

f.           Insurance premiums for insurance for the Project required to be maintained by Landlord hereunder or which a prudent owner would carry, including, but not limited to, premiums for insurance maintained by Landlord, business interruption or rental abatement insurance, garage keeper’s insurance, and liability insurance.

g.           The cost of repairs and general maintenance of the Project (excluding repairs, alterations and general maintenance paid by proceeds of insurance or attributable solely to tenants of the Project other than Tenant, but including deductibles paid by Landlord), including, but not limited to: any management fees charged by Landlord; promotional or seasonal expenses; maintenance and cleaning of common areas and facilities; lawn mowing, gardening, landscaping, and irrigation of landscaped areas; line painting, pavement repair and maintenance, sweeping, and sanitary control; removal of snow, trash, rubbish, garbage, and other refuse; the cost of personnel to implement such services, to direct parking, and to patrol the common areas; the cost of exterior and interior painting of common areas; all maintenance and repair costs; and the cost of maintenance of sewers and utility lines.

h.           The amortization amount (including interest at a market rate) necessary to amortize the cost of capitalized alterations or improvements, including, but not limited to, the replacement of existing furniture, fixtures, equipment or systems that have become obsolete or do not function efficiently and effectively or as they were originally intended for a first class office building.  The amortization period selected by the Landlord shall reflect the useful life of the alteration or improvement.

i.           All taxes, assessments, and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen (including, but not limited to, Community Improvement District assessments), which are levied, assessed, or otherwise imposed against the Project, street lights, personal property or rents, or on the right or privilege of leasing the Project, collecting rents therefrom or parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments, together with any interest and penalties thereon, attributable to the Project or its operation (herein collectively called the "Impositions"), but exclusive of federal, state and local income taxes of Landlord, inheritance taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes.  If at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Impositions now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of and in addition thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Impositions and the operating costs.  Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent the same exceed building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Project to give effect to this sentence).

j.           All assessments (if any) assessed against the Project during the Lease Term pursuant to any protective covenants, easement agreements or common area maintenance agreements now or hereafter of record against the Project including, but not limited to, any common area maintenance charges assessed pursuant to that certain Common Area Maintenance Agreement dated July 2, 1985, as said Agreement has been and may be amended from time to time.

k.           Fees of accountants, attorneys and other consultants, professionals or advisors incurred by Landlord with respect to operational issues at the Project.

l.           Any other costs or expenses incurred by Landlord in the operation of the Project that would be considered an expense of maintaining, operating or repairing the Project, all such costs and expenses being recorded on an accrual basis in accordance with accepted principles of sound management and accounting practices applicable to first class office building complexes and consistently applied.

Direct Operating Expenses shall not include the following items:

Leasing commissions, finders’ fees, brokerage fees, and costs incurred with the negotiation of leases (but not management fees); Rent under any ground leases; Costs of furnishing services to other tenants or occupants to the extent that such services are materially and substantially in excess of services Landlord offers to all tenants at Landlord’s expense; Lease takeover costs incurred by Landlord in connection with new leases at the Property; Costs and expenses of the sale of all or any portion of the Property; Costs incurred by Landlord with respect to repairs, goods and services (including utilities sold and supplied to tenants and occupants of the Property) to the extent that Landlord is entitled to reimbursement for such costs from the tenants; Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Property; Interest, points and fees on debt or amortization or for any mortgage or mortgages encumbering the Property, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participations of any lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication of the Property, or any part thereof; Costs of the original construction of the Property; Income, franchise, transfer, inheritance, capital stock, estate, profit, gift, gross receipts or succession taxes; Costs of repairs or replacements incurred by reason of fire or other casualty or condemnation in excess of the insurance deductible; Costs for performing tenant installations for any individual tenant or for performing work or furnishing services to or for individual tenant at such tenant’s expense and any other contribution by Landlord to the cost of tenant improvements to the extent such work is reimbursed or capitalized.

(iv)           Nothing contained in this Paragraph shall imply any duty on the part of Landlord to pay any expense or provide any service not otherwise imposed by the express terms of this Lease.

(v)           On or about December 31 of each calendar year during the Lease Term, Landlord shall estimate the amount of Direct Operating Expenses and Tenant's Proportionate Share of Direct Operating Expenses for the ensuing calendar year or (if applicable) fractional part thereof and notify Tenant in writing of such estimate.  Such estimate shall be made by Landlord in the exercise of its discretion, and shall not be subject to dispute by Tenant.  The amount of additional rent specified in such notification shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as base rent.

(vi)           Within One Hundred Eighty (180) days after December 31 of any calendar year during the Lease Term for which additional rent is due under this Paragraph, Landlord shall advise Tenant in writing, of the amount of actual Direct Operating Expenses for such calendar year.  If the Direct Operating Expenses for such calendar year prove to be greater than the amount previously estimated, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant shall pay such deficiency to Landlord within thirty (30) days following its receipt of such invoice.  If, however, Direct Operating Expenses for such calendar year are lower than the amount previously estimated, Tenant shall receive a credit (or in the event the term of this Lease has then expired, Tenant shall receive a cash refund) toward the next ensuing monthly payment or payments of the estimated amount of Tenant's Proportionate Share of Direct Operating Expenses in the amount of such overpayment until depleted, but in no event shall Tenant's Proportionate Share of Direct Operating Expenses be deemed to be less than zero.

(d)	[Intentionally omitted]

(e)	Notwithstanding any of the language contained in this Section 2 to the contrary, Tenant shall not be obligated to pay the excess of any Direct Operating Expenses or any other expenses as set forth in Paragraph 2(c) to the extent that such excess of expenses is based upon an increase in expenses in excess of  six percent (6%) over the prior year, excluding each of the following:  (i)  ad valorem taxes and special assessments levied against the Property;  (ii) general liability insurance, property damage and other insurance for the Property maintained by Landlord;  and  (iii) electrical utilities.

(f)           Notwithstanding any provisions to the contrary in this Paragraph 2 or elsewhere in this Lease, with respect to that portion, and only that portion, of the Premises located on the eighth (8th) floor of the Building, commencing on the later of April 1, 2011 or the date such portion of the Premises is substantially completed, and continuing through July 31, 2013, Tenant shall pay to Landlord as additional rent (and in lieu of any additional rent that would otherwise be payable under Paragraph 2(c) of this Lease with respect to such eighth (8th) floor space), an amount equal to the amount that would have been paid to Galleria 600, LLC pursuant to paragraph 2(c) of Tenant's Galleria 600 Lease (as defined in Paragraph 3 of Exhibit "E" to this Lease) if Tenant's Galleria 600 Lease had not been terminated but remained in effect.  Such amount shall be payable to Landlord at such time as such amounts would have been due and payable to Galleria 600, LLC pursuant to such paragraph 2(c) of Tenant's Galleria 600 Lease.  Solely for purposes of calculation of the amount due to Landlord under this Paragraph 2(f) and for no other purpose, Tenant's Galleria 600 Lease is hereby incorporated herein and made a part hereof.

3.      Security                      3.      Tenant shall deposit with Landlord as set forth in Exhibit "E" attached
Deposit.
hereto and made a part hereof the sum of Ninety Six Thousand Two Hundred Ninety Five and 17/100 Dollars ($96,295.17), which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease.  It is understood and agreed that such deposit is not an advance rental deposit or prepayment of the last month’s rent due hereunder, and is not a measure of Landlord's damages in case of Tenant's default.  Upon the occurrence of any default or event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount.  Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant or Tenant's last permitted assignee at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled.  Landlord shall not be required to keep any security deposit separate from its general funds Subject to the other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit shall be turned over to Landlord's grantee, and thereupon, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

4.	Occupancy	4.	(a)	Tenant shall use and occupy the Premises for general office purposes, and Use.
including, without limitation, as a software company for development, support and training of clients, for time clock maintenance and support, and for no other use or purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

(b)         Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises.  Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

5.	Compliance	5.	(a)	Tenant shall not use the Premises or permit anything to be done in or with Laws.
about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises.  Notwithstanding anything contained in this paragraph to the contrary, the following shall apply:  (i)  Tenant shall not be responsible for ensuring that the common areas of the Building comply with applicable laws;  (ii) Landlord shall require its architect to prepare the Plans and Specifications pursuant in compliance with all laws and regulations, including without limitation the American Disabilities Act (“Act”);  and (iii)  Landlord shall require its contractor to complete all of Landlord’s turn key build out of the Premises as described in the Work Letter Agreement pursuant to all laws and regulations, including without limitation the ADA.

(b)         Tenant shall not use, handle, store, deal in, discharge, or fabricate any Hazardous Materials (as herein defined) on or about the Premises.  Tenant shall indemnify Landlord (and anybody claiming by, through, or under Landlord) from and against any and all claims, damages, losses, costs, and expenses (including reasonable attorneys’ fees and court costs) incurred by Landlord or anybody claiming by, through, or under Landlord as a result of the existence of any Hazardous Materials on or about the Premises or any environmental problems relating to the Premises which are caused by or related to the delivery, deposit or creation of Hazardous Materials on or about the Premises during the term of this Lease which arise from Tenant’s use and occupancy thereof.  As used herein, "Hazardous Materials" means any petroleum or chemical liquids or solids, liquid or gaseous products, contaminants, oils, radioactive materials, asbestos, PCB's, urea-formaldehyde, or any toxic or hazardous waste or hazardous substances, as those terms are used in (A) the Resources Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; (B) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; (C) the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; (D) the Toxic Substances and Control Act, 15 U.S.C. §§ 2601 et seq.; (E) the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; (F) any and all applicable environmental laws and regulations of the State of Georgia; and (G) any and all other applicable federal, state or local law or regulation governing hazardous substances or workplace health or safety, as such laws may be amended from time to time.

6.	Alterations.	6.
Except as otherwise allowed under this Lease, including, without limitation, the Work Letter Agreement, Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and no such alterations, additions or improvements shall be made without the supervision of Landlord’s designated agent or representative.  In the event Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances, and regulations and all requirements of Landlord's and Tenant's insurance policies.  All work shall be performed in accordance with plans and specifications approved by Landlord, and each contractor and subcontractor must first be approved in writing by Landlord, or, at Landlord's option, the alteration, addition or improvement shall be made by Landlord for Tenant's account, and Tenant shall reimburse Landlord for the cost thereof upon demand.   To the extent that Tenant requests that Landlord manage any construction services to the Premises, then Landlord may charge a fee for any and all such construction supervision provided by Landlord’s designated agents or representatives in connection with such alterations, additions or improvement to the Premises by Tenant.  Such fee, at Landlord’s option, shall be either a fixed fee or a fee calculated an hourly basis considering the time expended by Landlord’s agents or representatives in supervising Tenant’s construction.

7.	Repair.	7.
By taking possession of the Premises, or portions thereof, and except as otherwise provided herein, Tenant accepts those portions of the Premises so possessed as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. Except as otherwise provided in this Lease, including, without limitation, Paragraph 12 hereof, Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements.  Tenant shall upon the expiration or sooner termination of the term hereof, unless Landlord demands otherwise as in Paragraph 23 hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements excepted.  It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof except as otherwise required under this Lease, including without limitation, as specified in the Work Letter Agreement, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

8. Liens.	8.
Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant.  In the event that Tenant shall not, within ten (10) days following the recordation of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to Landlord by Tenant on demand and with interest at the rate of four percentage points higher than the prime commercial lending rate from time to time of SunTrust Bank in Atlanta, Georgia, provided, however, that if such rate exceeds the maximum rate permitted by law, the maximum lawful rate shall apply; the interest rate so determined is hereinafter called the "Agreed Interest Rate".  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises.

9.	Assignment	9.	(a)	Tenant shall not sell, assign, encumber or otherwise transfer by operation and Subletting.
of law or otherwise this Lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, which consent shall not be unreasonably withheld, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law.  Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term hereof; and supply Landlord with such information, financial statements, verifications and related materials as Landlord may request or desire to evaluate the written request to sublet; and in such event Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) days after receipt of Tenant's notice and all said information, financial statements, verifications and related materials requested by Landlord, to terminate this Lease as to the portion of the Premises described in Tenant's notice and such notice shall, if given, terminate this Lease with respect to the portion of the Premises therein described as of the date stated in Tenant's notice.  Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice.  If said notice shall specify all of the Premises and Landlord shall give said termination notice with respect thereto, this Lease shall terminate on the date stated in Tenant's notice and notwithstanding any language contained herein to the contrary, Tenant shall be released from all liabilities hereunder upon such termination by Landlord, subject to any terms and conditions that expressly survive the termination or expiration as contained this Lease.  If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove and as adjusted pursuant to Paragraph 19(c), shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect.  If Landlord, upon receiving said notice by Tenant with respect to any of the Premises, shall not exercise its right to terminate, Landlord may in its reasonable discretion withhold or grant its consent to Tenant's subletting the Premises specified in said notice.  Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Lease is terminated pursuant hereto and rented by Landlord to the proposed subtenant or any other tenant.  Tenant agrees to pay to Landlord, promptly after request therefor, (i) up to $1,000.00 of  the amount of all reasonable attorneys’ fees and expenses incurred by Landlord in connection with any assignment or subletting issues or review of documentation relating thereto, and (ii) $500.00 as an administrative fee for Landlord’s time and effort in connection with any assignment or subletting issues.

(b)         Any subletting or assignment hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease, except in the event of termination by Landlord as described in Paragraph 9(a).  As a condition to Landlord's prior written consent as provided for in this paragraph, the assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease (other than Tenant's rental obligation) applicable to the space which is the subject of such sublease or assignment, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease or assignment and an agreement of said compliance by each sublessee or assignee.  Notwithstanding any provision to the contrary contained herein, (i) any subletting of all of the Premises to one party or assignment by Tenant of the entire Lease to one party shall not result in any rights of first refusal, rights of first offer, rights to expand, and renewal options granted herein being forfeited by Tenant and its assignee or subtenant, and (ii) any subletting of the Premises to more than one party or any partial assignment by Tenant of this Lease shall result in all rights of first refusal, rights of first offer, rights to expand, and renewal options granted herein being forfeited by Tenant and its assignees or subtenants.  Tenant expressly acknowledges that such rights are not subject to transfer to any other party except as permitted in this Paragraph 9(b).

(c)         Except as otherwise set forth herein, Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be consent to any subsequent occurrence.  Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 9 shall be void.

(d)         For purposes of this Paragraph, an assignment of stock or other direct or indirect ownership interest in Tenant which constitutes a controlling interest in Tenant shall not be deemed an assignment within the meaning of and be governed by this Paragraph. Notwithstanding anything in this Lease to the contrary, Tenant, on notice to Landlord (but without Landlord’s consent), may assign the Lease or sublet all or part of the Premises to any of “Tenant’s Affiliates”.  Tenant’s Affiliates shall mean any company controlling, controlled by or under common control with Tenant, whose net worth is greater than or equal to Tenant’s, as well as any entity acquiring all or substantially all of Tenant’s assets.  Upon an assignment as allowed under this Paragraph 9(d), the original Tenant making such assignment shall be released from its obligations under the Lease.  A transfer of an ownership interest in Tenant shall not be deemed an assignment of the Lease, but Tenant shall give Landlord notice of any such transfer which results in a change in control of Tenant.

(e)         Notwithstanding any provision contained herein, Tenant agrees that it shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or sublet the Premises or any portion thereof, to any tenant who currently leases space in the Building.

(f)         If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anyone other than Tenant during the Lease Term (with or without Landlord’s consent), Landlord shall be entitled to fifty percent (50%) of all rents, fees and other considerations paid by such subtenant, assignee or occupant with respect to the assignment or subletting of the Lease in excess of the rental specified in this Lease.

10. Insurance and
Indemnification.	10.	(a)
Landlord shall not be liable to Tenant and Tenant hereby waives claims against Landlord for any injury or damages to any person or property in or about the Premises by or from any cause whatsoever, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, or explosion of the Building or the complex of which it is a part or any part thereof, except such waiver is not made as to any injury or damages as aforedescribed that are caused by Landlord’s negligence or the negligence of any of its agents, contractors, servants, employees and licensees.  Except as otherwise provided herein, Landlord  shall hold Tenant harmless from and defend and indemnify Tenant against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Property or any part thereof, (ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, to the extent  such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same by Landlord, its agents, servants, employees, or invitees. Landlord further agrees to indemnify, defend and save harmless Tenant against and from any and all claims in any manner relating to any work or thing whatsoever done by Landlord in or about, or any transactions of  Landlord concerning, the Property, and will further indemnify, defend and save Tenant harmless against and from any and all claims arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Landlord, or any of its agents, contractors, servants, employees and licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon.  Furthermore, in case any action or proceeding be brought against Tenant by reason of any claims or liability caused by Landlord as herein described, Landlord agrees to defend such action or proceeding at Landlord's sole expense by counsel reasonably satisfactory to Landlord.  The provisions of this Lease with respect to any claims or liability occurring prior to the termination or expiration of this Lease shall expressly survive such termination or expiration of this Lease.

(b)         Except as otherwise provided herein, Tenant shall hold Landlord harmless from and defend and indemnify Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Premises or any part thereof, (ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, to the extent  such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees.  Tenant further agrees to indemnify, defend and save harmless Landlord against and from any and all claims in any manner relating to any work or thing whatsoever done by Tenant in or about, or any transactions of Tenant concerning, the Premises, and will further indemnify, defend and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees and licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon.  Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability caused by Tenant as described herein, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord.  The provisions of this Lease with respect to any claims or liability occurring prior to the termination or expiration of this Lease shall expressly survive such termination or expiration of this Lease.

(c)         Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease all insurance coverages required by Landlord to be maintained by tenants in the Building, including, but not limited to, the policies of insurance specified on Exhibit “G” attached to this Lease. Tenant’s insurance must be in force upon Tenant taking possession of the Premises, or upon the Commencement Date, whichever is earlier, and shall continue throughout the Lease Term.

11.      Waiver of                      11.      Each of Landlord and Tenant hereby releases the other from any and all liability
Subrogation.
or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the Premises are located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to coverage thereunder and then only to the extent of the insurance proceeds payable under such policies.  Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.  If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.  If such other party fails to pay such extra cost, the release provisions of this Paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

12.	Service	12.	(a)	Landlord shall maintain and keep in good repair the public and common
&Utilities
areas of the Building and of the Property,  including, without limitation, the structure of the Building, roof,  lobbies, stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing, electrical and HVAC equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.  In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar systems over and above that provided by Landlord, the installation, care, expenses and maintenance of each such system shall be borne by and paid for by Tenant.  Notwithstanding any of the foregoing language to the contrary, such additional systems shall be as delineated and specified in the Work Letter Agreement and its attachments.  The parties acknowledge and agree that Landlord shall install as part of Landlord’s obligation to deliver the “turnkey” Premises under the Work Letter Agreement a supplemental air conditioning unit over and above the Building standards, and that all costs associated with the installation thereof shall be borne by Landlord.  Any additional electrical consumption expense relating to such installation and equipment, and all costs of maintenance and repair of such equipment, shall be borne by Tenant.  Landlord shall assign to Tenant any and all manufacturers' warranties and/or contractor's warranties related to such supplemental air conditioning equipment.

(b)         Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises during ordinary business hours of 8 a.m. to 6 p.m. on Mondays through Fridays and 8 a.m. to 1 p.m. on Saturdays, (but exclusive, in any event, of Sundays and legal holidays), heat and air-conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, replacement of bulbs for building standard fluorescent lights and non-building standard lights, provided Tenant stocks the bulbs for all of Tenant's non-building standard lights, janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service.

Landlord shall make available additional or after-hours heating or air-conditioning at Tenant's request thereof and Tenant shall pay to Landlord a reasonable charge for such services as determined from time to time by Landlord; in its reasonable discretion; the current  rate for such servicing is Fifty and No/100ths Dollars ($50.00) per hour.    Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air-conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy.  Wherever heat-generating machines, excess lighting or equipment are requested by Tenant and used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord shall install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of electricity and/or water therefore, shall be paid by Tenant to Landlord upon demand by Landlord.  Landlord agrees to furnish to the Premises electricity for general and executive office purposes and water for lavatory and drinking purposes, subject to the provisions of Paragraph 12(c) below.  Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, but Landlord will exercise due diligence to furnish uninterrupted service.

(c)         Except as set forth in the Work Letter Agreement and contemplated under  the Plans and Specifications, Tenant will not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, computers, and machines using excess lighting or current which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water.  If Tenant in Landlord's judgment shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord, which consent shall not be unreasonably withheld, which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use.  The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed.  Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents, acts of terrorism,  or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service utility whatsoever serving the Premises or the Building.  Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

(d)         Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

(e)         Tenant shall not provide any janitorial services without Landlord's written consent, which consent shall not be unreasonably withheld, and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord.  Any such services provided by Tenant shall be at Tenant's sole risk and responsibility.

(f)         It shall be Tenant's responsibility and expense to install, move, maintain, adjust, and repair its property and fixtures, including but not limited to, its:  signage, pictures, bulletin boards, plaques, furniture, filing cabinets, computer cables, computer equipment, business machines, draperies, blinds, kitchen appliances, special water heaters, kitchen cabinets, private restroom fixtures, special air conditioning or power conditioning equipment, locks for furniture and filing cabinets, paging systems, modular furniture components (including task lighting, flat wiring, and power distribution cables), combination locks, specialty electrical devices, exhaust fans, fire extinguishers, carpet squares, and/or other furniture, fixtures, or equipment installed by Tenant, or which were supplied, specified, or requested by Tenant and installed by Landlord.

13.	Estoppel
Certificate.	13.
Within fourteen (14) days of Landlord’s written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate in substantially the form attached hereto as Exhibit "C" and made a part hereof (except revised by Landlord as provided below to reflect the terms and conditions hereof) , indicating thereon any exceptions thereto which may exist at that time; Landlord shall revise such certificate to conform to the terms and conditions of this Lease and  to the extent that there is any conflict between the terms of such certificate and this Lease, the terms and conditions of this Lease shall control.  Failure of Tenant to execute and deliver such certificate shall at Landlord’s option constitute a default hereunder or constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit "C" are true and correct without exception.  Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by Landlord or by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein or anyone to whom Landlord may provide said certificate

14.	Holding Over.	14.
Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord.  If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy of sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to One Hundred and Fifty Percent (150%) of  the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession).  If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence.  The provisions of this paragraph shall not constitute a waiver by Landlord of any right of reentry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

15.	Subordination.	15.
Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (so long as there exists a non disturbance agreement of Tenant conditioned upon Tenant’s attornment thereof) : (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the land upon which the Building or any common areas are situated, and (b) the lien or interest of any mortgage or deed to secure debt which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.  Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens or interests of mortgages or deeds to secure debt to this Lease.  In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest.  Tenant agrees to execute such non-disturbance and attornment agreements as the holder of any mortgage or deed to secure debt on the Building may reasonably require.  Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed to secure debt.  Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant.

16.	Re-Entry
By Landlord	16.
Landlord reserves and shall at all times have the right, upon reasonable prior verbal notice to Tenant (except in the event of emergency or the provision of routine services, in which no such notice shall be required), to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.  Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passage ways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

17.	Insolvency or	17.	The appointment of a receiver to take possession of all or substantially all of the
Bankruptcy.
assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant.  Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant.  In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

18.	Default and	18.	The following events shall be deemed to be events of default by Tenant under
Remedies.	this Lease:

(a)         After written notice by Landlord of Tenant’s failure to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date of Tenant’s receipt of such notice by Landlord; or

(b)         Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within (i) twenty four (24) hours after written notice to Tenant if the failure involves a condition hazardous or dangerous to life or property or (ii) thirty (30)  days after written notice to Tenant in the case of any other failure and if not curable within such thirty (30) day period, within a period of time commensurate with the non monetary default so long as Tenant commences the cure thereof and continues diligently until cured; or

(c)         Tenant shall abandon or vacate any substantial portion of the Premises and defaults in the payment of any sums of money due hereunder; or

(d)         Tenant shall fail within fourteen (14) days of receipt of written notice thereof from Landlord, to cure any condition or circumstance created or allowed by Tenant in its use of the Premises constituting a hazard to people or property whether or not such condition or circumstance rises to the level of a civil or criminal law violation or action; or

(e)         Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only;

(f)         If, in spite of the provisions hereof, the interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for thirty (30) days after written notice thereof to Tenant; or

(g)         Tenant shall assign, sublet or transfer its interest hereunder in violation of this Agreement.

Upon the occurrence of any such events of default by Tenant described in this paragraph or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(aa)              Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

(bb)              Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom; Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

(cc)              Upon termination of this Lease, whether by lapse of time, by or in connection with a dispossessory proceeding or otherwise, Landlord shall be entitled to recover as Landlord's actual accrued damages, all rent, including any amount treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, as Landlord's liquidated damages for the balance of the stated term hereof and not as a forfeiture or penalty, the sum of: (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in Paragraph (dd)(ii) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant.

(dd)              (i)  Upon termination of the Lease or Tenant's right to possession of the demised Premises, regardless of whether such termination occurs as a result of a dispossessory proceeding, distraint proceeding, exercise of right of termination, re-entry, lease expiration or otherwise, Tenant shall remain liable for payment of all rent thereafter accruing and for performance of all obligations thereafter performable under this Lease.  Landlord may, at Landlord's option, enter the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Paragraph (bb) above, without such entry and possession releasing Tenant from any obligation, including Tenant's obligation to pay rent, including any amounts treated as additional rent, hereunder for the full term of the Lease.

(ii)  Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character and use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting.  In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses for reletting, including, without limitation, any broker’s commission incurred by Landlord.  If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorneys' fees and broker's commissions), Tenant shall pay to Landlord, as Landlord's liquidated damages and not as a forfeiture or penalty, the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this Paragraph from time to time.

(ee)              Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder, and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

(ff)              Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or available in equity (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.  No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.  If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay reasonable attorneys' fees so incurred.

Without limiting the foregoing, to the extent permitted by law, Tenant hereby expressly waives any right to trial by jury.  Landlord shall serve any service of process as required by existing or future law of the State of Georgia upon any of the persons listed under the notice provision for Tenant.

Landlord’s Default.  Upon Landlord’s failure or refusal to perform any of the provisions or conditions of this Lease on Landlord’s part to be kept or performed or any other covenants and obligations of Landlord which Landlord fails to satisfy, for thirty (30) days after written notice to Landlord by Tenant of such failure or refusal shall be a default under this Lease, provided that if such that if such default complained of in the notice by Tenant to Landlord is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then Landlord shall not be in default if Landlord promptly commences the rectification and curing thereof and continues thereafter with all due diligence to cause such rectification and curing to proceed, and does complete the same, with the use of due diligence, as aforesaid. In the even Landlord is in default as aforedescribed,  then Tenant shall have the option to pursue all remedies in law or in equity for Landlord’s default hereunder.

19.	Damage by	19.	(a)	If the Building, improvements, or Premises are rendered partially
Fire, Etc.
or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord or Tenant may, at either of their sole options, terminate this Lease as of the date of such fire or casualty.  Landlord or Tenant shall exercise its option provided herein by written notice to the other party within sixty (60) days of such fire or other casualty.  For purposes hereof, the Building, improvements, or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

(b)         If this Lease is not terminated pursuant to Paragraph 19(a) and insurance proceeds are confirmed by Landlord to be available within said ninety (90) day period, then Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Premises within one hundred and eighty (180) days of such fire or casualty (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of this Lease exclusive of any option which is unexercised at the date of such damage).

(c)         If this Lease shall be terminated pursuant to this Paragraph 19, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof.  If this Lease shall not be terminated by Landlord pursuant to this Paragraph 19 and if the Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances.  In the event that Landlord shall fail to complete such repairs and material restoration within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord's insurance may be subject to control by (i) the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises, the Building, or the Property, and/or (ii) the ground lessor of any portion of the Property.

(d)         Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises, Building or Property, or the ground lessor of the Property, requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person but in no event any later than the sixty (60) day period required under Paragraph 19(a), whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term.

(e)         In the event of any damage or destruction to the Building or the Premises by any peril covered by the provisions of this Paragraph 19, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or its licensees from such portion or all of the Building or the Premises as Landlord shall request.

20. Condemnation.	20.	(a)
If any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the term hereof.  As used herein, “substantial part” shall mean more than twenty percent (20%).

(b)         If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the Paragraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

(c)         Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for Tenant's removal and relocation costs and for Tenant's loss of business and/or business interruption.

(d)         Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the term of this Lease, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the term of this Lease.

21.	Sale by	21.	In the event of a sale or conveyance by Landlord of the Building, the same
Landlord.
shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant so long as Landlord assigns all rights, title and interest under this Lease to the new owner thereof and said new owner assumes all obligations of Landlord hereunder, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Tenant agrees to attorn to the purchaser or assignee in any such sale.

22.	Right of	22.	All covenants and agreements to be performed by Tenant under any of the terms
Landlord to	of this Lease shall be performed by Tenant at Tenant's sole cost and expense and
Perform.
without any abatement of rent, except as otherwise provided herein.  If Tenant shall fail to perform any acts, covenants or agreements to be performed by Tenant under any of the terms of this Lease or to pay any sum of money, other than rent, required to be paid by it hereunder, and such failure shall not be cured by Tenant within the time periods prescribed under Paragraph 18 hereof after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act, covenant or agreement on Tenant's part to be made or performed as in this Lease provided.  All sums so paid by Landlord or costs related to Landlord's performance of such acts, covenants or agreements and all necessary incidental costs, together with interest thereon at the Agreed Interest Rate as defined in Paragraph 8 hereof from the date of such payment by Landlord, shall be payable as additional rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

23.	Surrender	23.	(a)	In the event Landlord furnishes a request in writing to Tenant within the of Premises.
last six (6) months of the Term of the Lease or any renewal thereof  that Tenant advise Landlord of  Tenant’s intentions with regard to the vacating of the Premises upon the termination of this Lease, then Tenant shall respond to such request of Landlord within a reasonable time thereafter.

(b)         At the end of the Lease Term, Tenant agrees to peaceably deliver up to the Landlord possession of the Premises, in the same condition as received on the Commencement Date, ordinary wear and tear, damage by fire, earthquake, and other acts of God excepted. Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all  movable furniture, equipment, cubicles or other moveable furnishings, fixtures, and computer, telephone and other cabling (but expressly excluding all improvements to the Premises pursuant to the Work Letter Agreement and all alterations to the Premises allowed by Landlord hereunder), belonging to Tenant and repair any damage resulting from such removal. Any property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord.  Landlord shall have the right to remove and dispose of such abandoned property, and the costs associated therewith shall be promptly reimbursed by Tenant.

(c)         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24.	Waiver.	24.
If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein.  Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent.  Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant.  Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

25.	Notices.	25.
Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand-delivered in person, by reputable courier service or sent by United States Mail, registered, postage prepaid, to the addresses set forth below:

If to Landlord:	Galleria 400, LLC
c/o OTR
275 E. Broad Street
Columbus, Ohio 43215
Attention: Real Estate Manager

With a copy to:

Childress Klein Properties
300 Galleria Parkway
Suite 200
Atlanta, Georgia 30339

If to Tenant:	The Ultimate Software Group, Inc.
400 Galleria Parkway
Suite 800
Atlanta, GA 30339
ATTN: Jon Harris

And

The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, FL 33331
ATTN: General Counsel

Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person or (ii) on the third day after the mailing of such notices, demands or requests in accordance with the preceding portion of this paragraph.

Either Landlord or Tenant shall have the right from time to time to designate by written notice to the other party such other places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two copies of any such notice, demand or request required or permitted hereunder.

Notwithstanding the foregoing, all rental payments under this Lease shall be sent to the address specified in paragraph 2(a) above.

26.	Certain Rights	26.	Landlord reserves and may exercise the following rights without affecting
Reserved to	Tenant's obligations hereunder:
the Landlord.
(a)	To change the name of the Building;
(b)	To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used in the Premises;
(c)	To retain at all times pass keys to the Premises;
(d)	To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;
(e)         To close the Building after regular work hours and on legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building register and provide sufficient forms of identification to a watchman and that said persons establish their right to enter or leave the Building; and
(f)         To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or Landlord's interest, or as may be necessary or desirable in the operation of the Building.

Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

27.	Abandonment.	27.
If Tenant shall abandon, vacate, or surrender said Premises and fail to continue with all monetary payments due hereunder after notice and opportunity to cure such non payment or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord.

28.	Successors	28.	Subject to the provisions of Paragraph 9 hereof, the terms, covenants, and
and Assigns.	conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

29.	Attorneys’	29.	In the event that any action or proceeding is brought to enforce any term,
Fees.
covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees to be fixed by the Court in such action or proceeding.

30.	Corporate	30.	If Tenant signs as a corporation, each of the persons executing this Lease on
Authority.
behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.  Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.  If Tenant signs as any other legal entity, Tenant shall provide Landlord with reasonable evidence of authority.

31.	Mortgage	31.	Any provisions of this Lease requiring the approval or consent of Landlord shall
Approvals.
not be deemed to have been unreasonably withheld if any mortgagee (which shall include the holder of any deed to secure debt) of the Premises, Building or Property or any portion thereof shall refuse or withhold its approval or consent thereto.  Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.

32.	Miscellaneous.	32.	(a)
The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease.  The term "Landlord" as used in this Lease shall include the Landlord, its successors and assigns.  In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.  The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

(b)
Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the State of Georgia.  This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument by the parties hereto.

(c)	If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

(d)         All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term at this Lease shall survive the expiration or earlier termination of the term hereof.

(e)         If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

(f)         Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord.

(g)         This Paragraph is intentionally deleted in its entirety.

33.	Landlord's	33.	This Paragraph is intentionally deleted in its entirety.
Lien.

34.	Quiet	34.	Landlord represents and warrants that it has full right and authority to enter into
Enjoyment.
this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.  In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases.  Landlord shall not be liable for any interference, nuisance or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference, nuisance or disturbance.

35.	Landlord's	35.	Any liability of Landlord hereunder shall be enforceable only out of the
Liability.	interest of Landlord in the Building and the Property and in no event out of the separate assets of Landlord or any shareholder or partner of Landlord.

36.	Right to	36.	This Paragraph is intentionally deleted in its entirety.
Relocate.

37.	No Estate.	37.
This contract shall create the relationship of Landlord and Tenant, and no estate shall pass out of Landlord.  Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

38.	Lease	38.	Submission of this instrument for examination or signature by Tenant does
Effective Date.	not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

39.	Rules and	39.	(a)	Tenant shall faithfully observe and comply with the rules and regulations
Regulations.
printed on or annexed to this Lease as Exhibit "A" which is attached hereto and made a part hereof and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord.  Landlord shall supply Tenant with any changes or amendments to said rules.  Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.   Tenant will be responsible for causing its employees, customers, subtenants, licensees, invitees, agents, concessionaires and contractors to comply with all such rules and regulations.

(b)         Tenant acknowledges and agrees that Landlord may insist upon compliance with and enforce the rules and regulations as well as any laws, statutes, ordinances or governmental rules or regulations as mentioned in Paragraph 5 above, and may, pursuant to the Georgia Criminal Trespass Statute (Official Code of Georgia Annotated, Section 16-7-21), prohibit any person including any of Tenant's employees, agents, customers, licensees, guests, invitees, concessionaires, or contractors from entering or remaining upon all or any portion of the Building, including the Premises, or any other building or property within the Atlanta Galleria complex, including the hotel, office towers, parks, gardens, roadways, parking lots, parking decks, performance stages, and all other buildings, land or property, if Landlord determines in its sole discretion that said person has not complied with any law, ordinance, rule or regulation or poses a threat to the safety, welfare or health of any person or to the maintenance or orderliness of the administration of the Building.  Tenant further agrees that it shall not interfere with or object to Landlord's enforcement of any such laws, ordinances, rules and regulations including Official Code of Georgia Annotated, Section 16-77-21 or any similar statute.  Notwithstanding any of the foregoing language to the contrary, Landlord shall give Tenant notice of any additional rules and regulations with regard to any other portions of property within the Atlanta Galleria Complex and put Tenant on notice that such rules and regulations are in addition to those set forth on Exhibit “A”.

40.	Special	40.	Special Stipulations to this Lease are set forth on Exhibit "E" attached hereto
Stipulations.
and made a part hereof.  In the event of any conflict between any provision set forth in Exhibit "E" and any provision contained elsewhere in this Lease, the former in all events shall supersede, prevail and control.

41.	Guaranty.	41.	This Paragraph is intentionally deleted in its entirety.

42.	Condition.	42.	This Paragraph is intentionally deleted in its entirety..

43.	Brokerage	43.	Tenant represents that Tenant has not engaged or worked with any real estate
Commissions.
brokers or agents other than Grubb & Ellis Company (collectively, “Broker”) in connection with this Lease for the Premises. Landlord represents to Tenant that Landlord has not engaged or worked with any real estate brokers or agents other than Broker and Childress Klein Properties, Inc.  Tenant and Landlord each  indemnify and hold harmless one another and each of their agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto, that may be asserted by any person or entity other than Broker to the extent that said party has engaged such person or such claim results from any action of said party.

44.	Exculpation	44.
This Lease is executed, not individually, but solely on behalf of Galleria 400, LLC, by certain employees of OTR, an Ohio general partnership, the authorized nominee and agent for The State Teachers Retirement Board of Ohio (“STRBO”).  In consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord’s assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.  Nothing contained in this Paragraph 44 shall be deemed to limit the provisions of Paragraph 35 above.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD: Galleria 400, LLC, a Georgia limited liability company

By: OTR, an Ohio general partnership, its manager

        By:  /s/ Matthew J. Vulanich
Name:     Matthew J.Vulanich
Title:         Authorized Agent

TENANT:  The Ultimate Software Group, Inc., a Delaware corporation

        By:     /s/ Robert Manne
Name: Robert Manne
Title:     Senior Vice President

       Attest:       /s/ Sherry Stein
Name:       Sherry Stein
Title:      Vice President

(CORPORATE SEAL)

EXHIBIT "A"

RULES AND REGULATIONS

l.
Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective Premises.  The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities.  No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2.
No sign, placard, picture, name, advertisement, notice or other such item visible from the exterior of Premises shall be inscribed, painted, illuminated, affixed, installed or otherwise displayed by any Tenant either on its Premises or any part of the Building without the prior written consent of Landlord, in Landlord’s sole discretion, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, notice or other such item without notice to and at the expense of Tenant.

If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord.

3.
The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom, including the names of any subtenants of Tenant.

4.
No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building.  No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.  No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

5.
Landlord reserves the right to exclude from the Building between the hours of 6 pm and 8 am on Monday through Friday and at all hours on Saturdays, Sundays, and holidays all persons who are not Tenants or their accompanied guests in the Building.  Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing and/or locking the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

6.
No Tenant shall employ any person or persons for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing.  Except with the written consent of Landlord, in Landlord’s sole discretion, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same.  No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises.  Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

7.
No Tenant shall obtain or maintain for use upon its Premises or the Building coin-operated or other vending machines or accept barbering or bootblacking or carwashing services in its Premises or in the Building, or on the Property, except from persons authorized by Landlord.

8.
Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus, coffee makers and any other electrical appliances or equipment are entirely shut off before the Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building of Landlord.  On multiple tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9.
As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls.

10.
No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

11.
No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord.  Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made.  In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

12.
The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, who, or whose employees or invitees, shall have caused it.

13.
No Tenant shall use or keep in its Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment.  No tenant shall use any method of heating or air-conditioning other than that supplied by Landlord.  In the event flammable or combustible fluids or materials are permitted by Landlord in the Premises, these materials must be maintained and secured so as to comply with all laws, rules and regulations governing such materials, including but not limited to, all fire codes.

14.
No Tenant shall use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any Premises of the Building.

15.
Except for the use by Tenant of a microwave oven, no cooking shall be done or permitted by any Tenant on its Premises without the consent of Landlord , which consent shall not be unreasonably withheld (except that use by the Tenant of Underwriters' Laboratory approved microwaves and/or equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall Premises be used for lodging.

16.
Except with the prior written consent of Landlord, in Landlord’s sole discretion,  no Tenant shall sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises of any Tenant be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in such Tenant's lease.

17.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

18.
Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed.  No boring or cutting for wires will be allowed without the prior written consent of Landlord, in Landlord’s sole discretion,   The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld.

19.
No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20.
No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord.  The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21.
Tenant is hereby advised that the use of any freight elevator must be arranged with the manager of the Building during acceptable hours (to be determined by such manager in its reasonable discretion), which shall be at no additional cost to Tenant and may include the use of such elevators during off business hours for the moving of furniture, freight, equipment, materials, supplies, packages, merchandise or other property to be received in the Building or carried up or down the elevators.  However, if Tenant requests that Landlord provide a security guard for use of any freight elevator as aforedescribed, then Tenant shall pay to Landlord the expense of such security.   Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof.  Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

22.
No Tenant shall place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  No Tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof.

23.
There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  No other vehicles of any kind shall be brought by any Tenant into or kept in or about the Premises.

24.
Each Tenant shall store all its trash and garbage within the interior of its Premises.  No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

25.
Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same.  No Tenant shall make room-to-room solicitation of business from other tenants in the Building.

26.
Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs or who is in violation of any of the rules and regulations of the Building.

27.
Without the prior written consent of Landlord, which consent shall not be unreasonably withheld Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28.	Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30.
The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31.
Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

32.
Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein.  After receipt of said rules by Tenant, Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

33.
All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive.  The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

34.
All work proposed by Tenant in the Premises must be pre-approved by Landlord, which approval shall not be unreasonably delayed.  Tenant will refer all contractors, contractors’ representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service.  This provision shall apply to all work performed in the Premises and other portions of the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

35.	Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

36.	Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

37.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

38.
All appliances, fixtures, equipment and other devices located in the Premises and to be connected to a water source, including, without limitation, dishwashers, ice making machines, coffee makers and refrigerators and freezers, shall be connected to such water source using only copper piping with either copper compression fittings, flanged fittings, or soldered connections.  No plastic tubing or other plastic lines, plastic connectors or plastic valves shall be used in the connection of any such items.

39.
Smoking shall be prohibited in all areas of the Building.  No Tenant shall allow smoking within the Premises.  Smoking shall be allowed only in those areas outside of the Building as are designated from time to time by Landlord as smoking areas.

EXHIBIT "B"

WORK LETTER AGREEMENT

1.           MATERIALS FURNISHED BY LANDLORD

Landlord shall cause the Premises to be improved in a manner consistent with the construction documents identified on Schedule B-1 attached hereto and incorporated herein (the "Plans and Specifications").  Tenant acknowledges that it has approved the Plans and Specifications identified in Schedule B-1.  Unless otherwise specified in Schedule B-1 hereto, all such improvements shall be made using Building standard materials and finishes.

2.           IMPROVEMENT COSTS TO BE PAID BY LANDLORD

Except as hereinafter provided, Landlord shall pay the cost and expenses of all improvements to be provided by Landlord in accordance with Paragraph 1 above, including but not limited to the preliminary and final design costs for the Plans and Specifications, governmental fees, permits and other expenses associated with the improvements.  Landlord's agreement to make the improvements provided for in Paragraph 1 above shall be in lieu of the payment by Landlord to Tenant of any tenant improvement or similar allowance, and Landlord shall have no obligation to pay to Tenant any such allowance.  Landlord shall be entitled to retain all savings, if any, in the cost of making the improvements provided for in Paragraph 1 above, and in no event shall Tenant be entitled to any of such savings.

3.           IMPROVEMENT COSTS TO BE PAID BY TENANT

Should Tenant request any improvements or alternates other than those to be provided by Landlord in accordance with Paragraph 1 above, the additional costs for such additional improvements or alternates, including but not limited to all related design costs, shall be paid by Tenant, one half (1/2) upon commencement of the construction and one half (1/2) upon completion of the construction.  Should Tenant request any modifications to work which has already been completed under this work letter agreement, Tenant shall pay the costs of all such modifications, including but not limited to all related design costs, one half (1/2) upon commencement of the modifications and one half (1/2) upon completion of the modifications.

4.           APPROVAL OF FINAL PLANS AND COST

(a)           If per the provisions of Paragraph 3 above, Tenant shall bear any of the costs of the improvements, a cost estimate for the improvements to be paid for by Tenant shall be prepared by Landlord and submitted to Tenant for preliminary approval.  When any changes to the final Plans and Specifications are approved by Landlord and Tenant, Landlord shall obtain a quotation, and shall submit the same to Tenant for approval as the price to be paid by Tenant to Landlord for said improvements.  Upon written approval of such price by Tenant, Landlord and Tenant shall be deemed to have given final approval to such changes to the final Plans and Specifications on the basis of which the quotation was made and Landlord shall be authorized to proceed with the improvements of the Premises in accordance with such revised Plans and Specifications.  If Tenant disapproves such price, or fails to approve or disapprove such price within five (5)days after submission thereof by Landlord, Landlord shall not be obligated to proceed with any improvement of the Premises until such time as Landlord and Tenant approve a price for Tenant’s work.

(b)           Any failure by Tenant to approve or disapprove any plans and specifications, cost estimates, or final pricing for any improvements to be constructed in accordance with this work letter agreement, within five (5) days after receipt thereof, shall be deemed a delay by Tenant.

5.           MOVING ALLOWANCE

Landlord shall provide Tenant with an allowance of $5.00 per rentable square foot in the Premises, to compensate Tenant for moving expenses.  Such allowance, as to any given portion of the Premises, shall be provided to Tenant within twenty (20) days after Tenant has taken occupancy of such portion of the Premises.

6.           WARRANTY.

Landlord shall warrant, consistent with industry standards,  the improvements to the Premises made by Landlord pursuant to this Work Letter Agreement for a period of not less than one (1) year after the substantial completion thereof.  Such warranty shall include, but not be limited to, correction of any improvements that were not constructed in compliance with applicable codes, laws or ordinances or that were not constructed in a manner consistent with the Plans and Specifications.  After such warranty period, Landlord shall assign to Tenant any remaining third party warranties for equipment installed as a part of the tenant improvements.

SCHEDULE B-1

PLANS AND SPECIFICATIONS

Construction documents prepared by Veenendaal Cave dated December 17, 2010, including alternates, with the following qualifications/exceptions:

    1.  Low voltage cabling and equipment, including security, AV, monitors, etc are by Tenant
    2.  Signage is by Tenant.
    3.  All move related expenses, including furniture, equipment, staging, and installation are by Tenant
    4.  The following alternates were not part of the original pricing and are not included in the turnkey scope:
            a.  Recycle demolition debris (Note 14A on sheet I-2)
            b.  Furnish and install occupancy sensors in lieu of standard single pole switches (Note R-46 on I-4 of Suite 700)
            c.  Furnish and install non-standard indirect lighting ( Note R-57 on I-4 of Suite 700)
            d.  Install new ceiling tile ( Note R-58 on I-4 of Suite 700 and R-36 on I-4 of Suite 800)
The following items will be included in the turnkey scope as allowances:
            a.  Film at sidelights  ( $ 6,000)
            b.  Extra floor cores over and above those shown on plan ( $ 10,000)
            c.  Appliances, including delivery and tax, for 7th floor  ( $ 3,500 )
            d.  Apliances, including delivery and tax, for the 8th floor ( $ 15,000)

EXHIBIT "C"

TENANT LEASE ESTOPPEL CERTIFICATE

Landlord:                      Galleria 400, LLC, a Delaware limited liability company

Tenant:

Premises:

Area:                       Sq. Ft.                                           Lease Date:

The undersigned Tenant under the above-referenced lease (the “Lease”) hereby ratifies the Lease and certifies to ___________________________ (“Landlord”) as owner of the real property of which the premises demised under the Lease (the “Premises”) is a part, as follows:

1.           That the term of the Lease commenced on _____________, 200_ and the Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by Landlord and having been accepted by the Tenant.

2.           That the Lease calls for monthly rent installments of $____________ to date and that the Tenant is paying monthly installments of rent of $_____________ which commenced to accrue on the _______ day of ____________, 200_.

3.           That no advance rental or other payment has been made in connection with the Lease, except rental for the current month.  There is no “free rent” or other concession under the remaining term of the Lease, and the rent has been paid to and including _____________, 200_.

4.           That a security deposit in the amount of $_____________ is being held by Landlord, which amount is not subject to any set off or reduction or to any increase for interest or other credit due to Tenant.

5.           That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

6.           That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has:  (Initial One)

(	)	not been amended, modified, supplemented, extended, renewed or assigned.

(	)	been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:
7.           That the Lease provides for a primary term of _______ months; the term of the Lease expires on the ____ day of ______________, 200_; and that:  (Initial One)

(	)	neither the Lease nor any of the documents listed in Paragraph 6 (if any), contain an option for any additional term or terms.

(	)	the Lease and/or the documents listed under Paragraph 6, above, contain an option for	additional term(s) of _______ year(s) and ______________ month(s) (each) at a rent to be determined as follows:

8.           That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

9.           That, to the best of Tenant’s knowledge, but without any independent inquiry or investigation, there is no apparent or likely contamination of the real property or the Premises by hazardous materials, and Tenant does not use, nor has Tenant disposed of, hazardous materials in violation of environmental laws on the real property or the Premises.

10.           That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

11.           That this certification is made knowing that Landlord is relying upon the representations herein made.

Tenant:

Dated:                                              By:
Typed Name:
Title:

[                                                                                                                                            ]

EXHIBIT "D"
FLOOR PLAN OF PREMISES

Suites: 700 and 800
Rentable Square Feet: 49,172 in total (24,586 on each of 7th and 8th floors)
Useable Square Feet: ___________

SC6

[                                                                                                                                         ]

Schematic Plan # 6

Childress Klein Properties

Ultimate Software

Schematic Plan #6

Not Released for Construction

SC6

EXHIBIT “E”

SPECIAL STIPULATIONS

Added to and made part of Lease Agreement between Galleria 400, LLC, a Delaware limited liability company (“Landlord”) and The Ultimate Software Group, Inc., a Delaware corporation (“Tenant”).

1.	SECURITY DEPOSIT AND FIRST MONTH’S RENT

Sixty Nine Thousand Four Hundred Sixty Five and 79/100 Dollars ($69,465.79) of the Security Deposit, and the monthly rent for the first calendar month in which full rent is due in the amount of Thirty One Thousand Three Hundred Thirty Three and 33/100 Dollars ($31,333.33), are due and payable upon Lease execution by Tenant.  The remaining portion of such Security Deposit [Twenty Six Thousand Eight Hundred Twenty Nine and 38/100 Dollars ($26,829.38)] shall be due and payable at such time as the Security Deposit is refunded to Tenant under Tenant's Galleria 600 Lease (as hereinafter defined), or would have been refunded but for application pursuant to Tenant's Galleria 600 Lease.

2.	CANCELLATION OPTION.

Tenant, at its option, shall have the right to cancel and terminate this Lease as to the entire Premises, or, at Tenant's option and provided Tenant continues to lease at least one full floor in the Building, as to any full floor of the Premises, as of December 31, 2016 (the “Cancellation Date”), provided, as a condition of such cancellation and termination, (a) Tenant gives written notice to Landlord of Tenant’s election to so cancel and terminate this Lease or such portion thereof, which notice shall be given no later than July 1, 2016, (b) Tenant pays to Landlord, on or before the Cancellation Date, an amount equal to all unamortized brokerage commissions (including commissions to brokers representing Landlord and brokers representing Tenant), tenant improvement costs and expenses (based upon evidence of actual expenditures made by Landlord), tenant moving allowances (based upon the original moving allowance of $5.00 per square foot of the Premises), and free rent (based upon the original total of $691,056.00 of free rent) incurred by Landlord with respect to the portion of the Premises terminated (such amortization shall be calculated on a straight line basis at an interest rate of eight percent (8%) per annum), which payment shall be in addition to the rent and other payments payable when due under the provisions of this Lease through the Cancellation Date, and (c) Tenant is not in default of its obligations of this Lease beyond any applicable notice and cure period as of the date of any notice of cancellation and as of the Cancellation Date.

3.	TENANT'S GALLERIA 600 LEASE.

Simultaneous with the execution of this Lease, Tenant and Galleria 600, LLC are entering into a termination agreement, a copy of which is attached hereto as Schedule E-1 and made a part hereof, pursuant to which that certain Galleria Atlanta Office Lease Agreement dated as of April 27, 2006, between Galleria 600, LLC, as landlord therein, and Tenant, as tenant therein, as amended by First Amendment dated August 18, 2006 (collectively, "Tenant's Galleria 600 Lease"), relating to certain office space located on the tenth (10th) floor of the office building located at 600 Galleria Parkway, Atlanta, Georgia, is terminated.

4.	OPTION TO RENEW.

Provided Tenant is not in default and as long as Tenant is still in occupancy of the Premises, Tenant shall have one (1) option to renew this Lease of the entire Premises [or, at Tenant's option, a portion of the Premises consisting of at least one (1) full floor of the Premises; provided that any portion of the Premises not renewed by Tenant shall be of a leaseable configuration, as reasonably determined by Landlord] for an additional five (5) year term provided Tenant gives nine (9) month's prior written notice to Landlord of Tenant’s intent to renew.  The rental rate for the renewal term shall be at ninety five percent (95%) of the then current Building market rate, taking into consideration then-current concessions, finish allowances and other inducments and terms that would be relevant in making a Building market rate determination.

5.	RIGHT OF FIRST OFFER.

Provided Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure periods, Tenant shall have an ongoing Right of First Offer (hereinafter "ROFO"), for all of the rentable square feet of space on the sixth (6th) and ninth (9th) floors of the Building as such floors become available, subject to the rights of the existing tenant in such space. Tenant shall have the right, at any time prior to Landlord's receipt of a third party offer to lease any such space, to exercise the ROFO by giving Landlord written notice that Tenant desires to lease such space. If Tenant does not exercise such right with respect to any such space prior to Landlord's receipt of a thirty party offer for such space, then Tenant shall have waived its ROFO with respect to such space as to said third party making such offer.  The ROFO provided for in this Paragraph may be exercised only with respect to not less than one half (1/2) of the then available space on the applicable floor of the Building, and may not be exercised in smaller increments.  If the ROFO is exercised, then Tenant and Landlord shall execute a lease amendment for such space within thirty (30) days of Tenant notifying Landlord that Tenant elects to lease such space, such lease to be at the same terms and conditions as then exist for the Premises, except that any improvement costs or allowances paid by Landlord, free rent periods, and other concessions provided for in this Lease shall be prorated with respect to such ROFO space based upon the remaining number of months in the Term of this Lease and the original Lease Term.

6.	RIGHT OF FIRST REFUSAL

Provided Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure periods, Tenant shall have an ongoing right of first refusal on the available space on the sixth (6th) and ninth (9th) floors of the Building, which right of first refusal shall be subject to the rights of the existing tenant in such space.  Upon receipt of written notice from Landlord that a third party has made a bonafide offer to lease the aforementioned space, Tenant shall respond to Landlord within seven (7) days whether it intends to lease such space at the rent, lease term, allowances and other economic terms contained in the bonafide offer (but otherwise consistent with the form of this Lease).  If Tenant indicates that it will not lease such space offered, or otherwise fails to notify Landlord within such seven (7)-day period that Tenant will lease such space at such terms, then Landlord may proceed to lease it to the third party making such bonafide offer or an affiliate thereof and Tenant shall have waived its right to lease such space as to such third party or affiliate thereof.  If Landlord does not lease the space to such third party or an affiliate thereof, then Tenant's right of first refusal set forth in this paragraph shall again apply.  If Tenant indicates that it will lease such space offered at such terms, Tenant and Landlord shall execute an amendment to this Lease for such space within thirty (30) days of Tenant notifying Landlord of its intention to lease such space.

7.	FIFTH FLOOR EXPANSION RIGHT

(a)           Provided Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure periods, Tenant shall have the option to increase the size of the Premises in accordance with this Paragraph 7(a). To exercise such right, Tenant must provide notice to Landlord no later than October 1, 2011, that Tenant desires to add to the Premises not less than 7,500 rentable square feet of space on the fifth (5th) floor of the Building.  The location of the expansion space on the fifth (5) floor of the Building shall be mutually agreed to by Landlord and Tenant.  If Tenant elects to add any expansion space as provided in this Paragraph, then Landlord and Tenant shall enter into an amendment to this Lease reflecting the increase in the Premises.  The commencement date for such expansion space on the fifth (5th) floor of the Building shall occur no later than February 1, 2012.  The expansion set forth in this Paragraph shall be upon the same terms and conditions set forth in this Lease as then exist for the Premises, except that any improvement costs or allowances paid by Landlord, free rent periods, and other concessions provided for in this Lease shall be prorated with respect to such expansion space based upon the remaining number of months in the Term of this Lease and the original Lease Term.  Without limiting the foregoing provisions, prior to the fourth (4th) anniversary of the Commencement Date, and excepting leases to Tenant, (i) Landlord shall not enter into any lease of space on the fifth (5th) floor of the Building in excess of 10,000 rentable square feet and Landlord shall not enter into more than one lease of space on the fifth (5th)  floor of the Building in excess of 7,500 rentable square feet, and (ii) all leases entered into by Landlord on the fifth (5th) floor of the Building shall contain a clause permitting Landlord to relocate the tenant thereunder.

(b)           If any portion of the fifth (5th) floor of the Building is not leased by Tenant pursuant to Paragraph 7(a) of this Exhibit "E", then, provided Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure periods, Tenant shall have an ongoing right of first refusal on the remaining available space on the fifth (5th) floor of the Building.  Upon receipt of written notice from Landlord that a third party has made a bonafide offer to lease the aforementioned space, Tenant shall respond to Landlord within seven (7) days whether it intends to lease such space at the terms contained in the bonafide offer.  If Tenant indicates that it will not lease such space offered, or otherwise fails to notify Landlord within such seven (7)-day period that Tenant will lease such space at such terms, then Landlord may proceed to lease it to another party and Tenant shall have waived its right to lease such space.  If Tenant indicates that it will lease such space offered at such terms, Tenant and Landlord shall execute an amendment to this Lease for such space within thirty (30) days of Tenant notifying Landlord of its intention to lease such space.

8.	SIGNAGE

So long as Ultimate Software Group, Inc. occupies at least one full floor in the Building pursuant to this Lease, then Tenant shall have the right to install its name on the exterior monument sign for the Building located on the south side of the Building.  If Ultimate Software Group, Inc., as Tenant, has installed such sign, and thereafter ceases to occupy at least one full floor in the Building pursuant to this Lease, then Tenant shall remove such sign and repair any damage therefrom at its expense.  All such signage shall be installed and removed at Tenant’s expense.  All such signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, provided such signage is architecturally consistent with the existing signage on the monument sign and provided such signage and name is consistent with the operation of the Building as a first-class office building.  Tenant’s name on such building monument sign shall be comparable in size to other tenant names on such monument sign and constructed of materials mutually agreeable to Landlord and Tenant.  If in the future Ultimate Software Group, Inc. leases and occupies at least fifty percent (50%) of all of the rentable square feet in the Building, then during such period of occupancy Landlord shall allow Tenant to install, at Tenant’s expense, signage on the exterior of the Building, the size, materials, design and location of such signage to be mutually agreed to between Landlord and Tenant.

EXHIBIT “E-1”

MUTUAL TERMINATION OF LEASE

[The Ultimate Software Group, Inc. – Suite 1000, Galleria 600]

THIS MUTUAL TERMINATION OF LEASE (the “Agreement”) is made and entered into this ____ day of ___________, 2010, by and between GALLERIA 600, LLC, a Delaware limited liability company (“Landlord”), and THE ULTIMATE SOFTWARE GROUP, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Galleria Atlanta Office Lease Agreement dated as of April 27, 2006, as amended by First Amendment to Lease dated August 18, 2006 (collectively, the “Lease”), with respect to 24,609 rentable square feet of office space located in Suite 1000 at Atlanta Galleria-Office Tower No. 600, 600 Galleria Parkway, Atlanta, Cobb County, Georgia 30339 (the “Premises”);

WHEREAS, Landlord and Tenant are mutually desirous of terminating the Lease, subject to the provisions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the foregoing premises, the sum of Ten and No/100 Dollars ($10.00) in hand paid by Landlord to Tenant, and the mutual agreements set forth herein, the receipt, adequacy and sufficiency of which are acknowledged by Landlord and Tenant, the parties hereto, intending to be legally bound, hereby agree as follows:

1. As of 11:59 p.m., Atlanta, Georgia time on the later to occur of (a) March 31, 2011 or (b) the date that the eighth (8th) floor of the office building located at 400 Galleria Parkway, Atlanta, Georgia is substantially completed for Tenant’s occupancy pursuant to that certain Office Lease Agreement of even date herewith between Galleria 400, LLC and Tenant for space located on the seventh (7th) and eighth (8th) floors of the office building located at 400 Galleria Parkway, Atlanta, Georgia (the "400 Lease") [such later date of (a) or (b) being hereinafter referred to as the "Rent Termination Date"], Tenant’s obligation to pay future rent under the Lease shall cease.  As of 11:59 p.m., Atlanta, Georgia time on the date that is thirty (30) days after the date that the eighth (8th) floor of the office building located at 400 Galleria Parkway, Atlanta, Georgia is substantially completed for Tenant’s occupancy pursuant to the 400 Lease (the "Move Out Date"), the Lease will terminate and will be of no further force or effect, and all duties, obligations, rights and benefits of Landlord and Tenant thereunder will terminate; excepting, however, for any duties or obligations of Tenant arising prior to the Move Out Date or which expressly survive the termination or expiration of the Lease, which duties and obligations shall continue until fulfilled (other than the obligation to pay future rent, which shall cease on the Rent Termination Date).  Tenant shall vacate and surrender possession of the Premises in no event later than the Move Out Date, but otherwise in accordance with the terms and conditions of the Lease.  Landlord and Tenant acknowledge that certain provisions of the Lease are incorporated into the 400 Lease, and the termination provided for herein shall not affect such incorporation.

2. Tenant, for itself and its, successors, assigns, employees and agents, hereby releases, acquits and forever discharges Landlord and its partners, and their respective heirs, successors, assigns, officers, directors, employees and agents, from any and all claims, liability or demands, now accrued or which may hereafter accrue on account of any and all rights, claims or causes of action known or unknown and resulting from or arising out of the Lease or Tenant’s operation, occupancy or tenancy of the demised Premises, which Tenant may have against Landlord, its partners and their respective heirs, successors, assigns, officers, directors, employees and agents, from the commencement date of the Lease to the date hereof.  Tenant represents that it is the current holder of all interests of the “Tenant” under the Lease, and that Tenant has not assigned or transferred any of its interests therein or any claims thereunder to any party or parties.

3. This Agreement shall be binding upon and shall inure to the benefit of Landlord and Tenant and their successors and assigns, and all persons claiming by, through or under them, and shall be governed by Georgia law.

4. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same document.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.  The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be signed, sealed and delivered as of the day and year first above written.

LANDLORD: GALLERIA 600, LLC, a Delaware limited liability company By: OTR, an Ohio general partnership, its Manager By: /s/ Matthew J. Vulanich Name: Matthew J. Vulanich Title: Authorized Agent
TENANT:

THE ULTIMATE SOFTWARE GROUP, INC., a Delaware corporation

By:           /s/ Robert Manne
Name: Robert Manne
Title: Senior VP

Attest:    /s/ Sherry Stein
Name: Sherry Stein
Title:  Vice President

[CORPORATE SEAL]

EXHIBIT “F” LEASE GUARANTY

[Intentionally Deleted]

EXHIBIT "G"

INSURANCE

A. Tenant, at its sole cost and expense, shall procure and maintain the following types of insurance:

(i) Commercial general liability insurance against injuries to persons occurring in, upon or about the Property, with minimum coverage of Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate coverage per one (1) accident or disaster, and One Million Dollars ($1,000,000.00) for property damage;

(ii) “Special Form” casualty insurance on Tenant’s Personal Property for its full insurable value on a replacement cost basis;

(iii) Business interruption insurance, against loss or damage resulting from the same risks as are covered by the insurance mentioned in subparagraph (ii) above in an amount equal to the aggregate of one (1) year's requirement of (A) Base Rent, (B) Additional Rent, and (C) insurance premiums necessary to comply with this Paragraph A.

(iv) Workers' Compensation or similar insurance, if and to the extent and in form and amounts required by Applicable Law; and

(v) Such other insurance or additional coverage as Landlord may deem commercially reasonable for tenants of buildings similar to the Property.

Tenant shall name each of Landlord, Landlord’s agent and Childress Klein Properties, Inc. as an additional insured on its liability insurance and may meet the liability requirements through an umbrella or excess insurance policy.  Tenant’s liability insurance shall be primary with respect to the Premises and secondary with respect to the Property other than the Premises.  Tenant’s Insurance shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A" and be assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located. Tenant shall deliver to Landlord customary insurance certificates evidencing such paid-up insurance and if requested by Landlord copies of such policies.  Tenant shall not cancel or modify its insurance so as to reduce the coverage below the coverage required in this Exhibit "G" without giving Landlord prior written notice of such cancellation or modification.

B. If Tenant’s breach of its obligations under this Lease or Tenant's use and occupancy of the Premises increases the insurance premiums payable by Landlord or any other tenant, Tenant shall pay to Landlord, as additional rent, an amount equal to any increase in such insurance premiums.